EXHIBIT 99.1



                             TEXACO REPORTS RESULTs
                             ----------------------
                 FOR THE SECOND QUARTER AND THE FIRST HALF 1996
                 ----------------------------------------------

FOR IMMEDIATE RELEASE:  MONDAY, JULY 22, 1996.
- ----------------------------------------------
        WHITE PLAINS, N.Y., July 22 - Texaco announced today that total worldwide net income for the second quarter of 1996 was $689 million, or $2.59 per share, as compared with $271 million, or $.99 per share, for the second quarter of 1995. Total net income for the first half of 1996 was $1,075 million, or $4.01 per share, as compared with $568 million, or $2.07 per share, for the first half of 1995. Both years included special items.
        Excluding special items, second quarter 1996 net income was $465 million, or $1.73 per share. This was $194 million, or 72 percent, above the second quarter of 1995. First half 1996 net income was $851 million, or $3.15 per share. This was $354 million, or 71 percent, above the same period of 1995.
        In commenting on 1996 results, Texaco Inc. Chairman and Chief Executive Officer Peter I. Bijur, stated: "The earnings for the second quarter represent the eighth consecutive quarter that earnings exceeded previous years' levels. Improvements in nearly all sectors of our business were enhanced by strong crude and natural gas prices during the first half of 1996. Crude oil production increased both internationally and domestically as a result of new producing fields, continued field developments and enhanced recovery from existing fields. We also were able to take greater advantage of higher natural gas prices in the U.S. because a significant portion of our U.S. gas production moved throughout our strategically positioned Henry Hub in Louisiana to major North American markets, where demand has been strong.
        "In the downstream, overall profitability improved due to higher margins, solid operating performance at our refineries and increased branded sales volumes. However, while refining margins rebounded from last year's historically low levels, marketing product margins eroded in Europe and in the U.S. due to competitiveness in the marketplace. As a result, downstream earnings continued to be below the levels required to provide a reasonable return on invested capital.

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
                                     - 2 -

        "Results for all of our worldwide businesses have benefited from our unrelenting drive to improve productivity and reduce overhead expenses, as our cash operating expenses per barrel were significantly below the 1993 level, when our program for growth was launched," Bijur added. "Also, we have increased our capital expenditures this year, focusing on key upstream opportunities, especially in the deepwater Gulf of Mexico, where we have been very successful."


                                           Second Quarter          First Half
                                           --------------       ----------------
Texaco Inc. (Millions):                   1996       1995       1996        1995
- --------------------------------------------------------------------------------
Net income before special
  items                                  $ 465      $ 271      $ 851      $ 497
                                         -----      -----      -----      -----

Gain on sale of an interest
  in an affiliate                          224       --          224         --
Gains on major asset sales
  and other                                 --       --           --        192

Cumulative effect of accounting change
        SFAS - 121                          --       --           --       (121)
                                         -----      -----      -----      -----
                                           224       --          224         71
                                         -----      -----      -----      -----
Total net income                         $ 689      $ 271     $1,075      $ 568
                                         =====      =====      =====      =====
- --------------------------------------------------------------------------------

        Details on special items are included in the following analysis of functional net income.

ANALYSIS OF FUNCTIONAL NET INCOME

OPERATING EARNINGS
   PETROLEUM AND NATURAL GAS
       EXPLORATION AND PRODUCTION

                                            Second Quarter         First Half
                                            --------------       ---------------
United States (Millions):                  1996       1995       1996       1995
- --------------------------------------------------------------------------------
Operating earnings before
  special items                            $243       $177       $510       $321
Special items                               --         --         --         112
                                           ----       ----       ----       ----
Total operating net income                 $243       $177       $510       $433
- --------------------------------------------------------------------------------


     Strong earnings growth in the U.S. upstream operations for both the second quarter and first half of 1996 resulted from higher production and prices for both crude oil and natural gas. Natural gas prices averaged 24 percent and 29 percent higher than the second quarter and first half of 1995, respectively. Higher natural gas prices reflected the impact of prolonged cold weather and increased industry demand to replenish natural gas storage.

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
                                      - 3 -

     U. S. crude oil prices for 1996 averaged nine percent and 10 percent higher than the second quarter and first half of 1995, respectively. Similar to natural gas prices, increased worldwide crude oil prices reflected the prolonged cold weather in the U.S. and Western Europe. During this period, the imbalance in petroleum product supply and demand was exacerbated by production disruptions in Mexico and the North Sea at a time when crude inventory levels were low.
     Production of crude oil and natural gas from new fields in 1996, as well as continued development and enhanced recovery from existing fields, more than offset declines from the normal maturation of fields and 1995 asset sales. Exploratory expenses were higher in 1996 due to increased seismic and other drilling activity, particularly offshore in the Gulf of Mexico, including deepwater properties, which reflects the company's aggressive program to expand production.
     Results for 1995 included a first quarter net special gain of $112 million principally resulting from the sale of non-core producing assets.


                                        Second Quarter             First Half
                                       ---------------          ----------------
International (Millions):              1996       1995          1996        1995
- --------------------------------------------------------------------------------
Total operating net income             $ 103      $ 83         $ 233       $ 166
- --------------------------------------------------------------------------------

        Both the second quarter and first half of 1996 results for the international upstream operations reflected higher crude oil production and prices. Production from new fields in China

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
                                     - 4 -

and continuing development programs in the Partitioned Neutral Zone, between Saudi Arabia and Kuwait, more than offset lower production in the United Kingdom (U.K.), resulting mainly from maturing fields, and certain maintenance and repair activities. Exploratory expenses were higher in 1996, principally from expanded activity.

       MANUFACTURING, MARKETING AND DISTRIBUTION

                                       Second Quarter              First Half
                                       --------------          -----------------
United States (Millions):             1996       1995          1996         1995
- --------------------------------------------------------------------------------
Total operating net income          $  144    $    30         $ 148        $  11
- --------------------------------------------------------------------------------

        In the U.S. downstream operations, significant improvement in West Coast refining margins in the second quarter of 1996 was the principal reason for improved  results  for both the  second  quarter  and the first  half of 1996 as compared to the same periods of 1995. First quarter refining margins were depressed and only slightly better than the historic low levels experienced early in 1995. These margins improved in the second quarter as product prices rose, partly recovering the rapidly increasing first quarter crude oil price increases. Also, product prices rose due to shortages resulting from regional refining problems and new California gasoline formulation requirements at the time when the seasonal increase in market demand occurred. Improved refinery operations and continued focus on cost containment also contributed to the improved 1996 results.
        Throughout the first half of 1996, marketing margins for most refined products were lower than the comparable period of 1995. This has been offset partially by the continued strength in gasoline and diesel sales volumes, with Texaco branded gasoline sales up four percent. Additionally, downstream earnings benefited from improved profits in the distribution and transportation businesses, particularly in the second quarter of 1996.

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
                                     - 5 -

                                             Second Quarter        First Half
                                             --------------      ---------------
International (Millions):                  1996       1995       1996       1995
- --------------------------------------------------------------------------------
Operating earnings before
  special items                            $ 80       $ 79       $172       $183
Special items                               224        --         224         80
                                           ----       ----       ----       ----
Total operating net income                 $304       $ 79       $396       $263
- --------------------------------------------------------------------------------


        In the international downstream operations, results for the second quarter benefited from higher marketing margins in Brazil, as well as higher margins in the Caltex operating markets, primarily Singapore and Australia. These benefits were offset partially by lower operating margins in Japan resulting from competitive pressures and by the April 1996 sale by Caltex of its interest in the Nippon Petroleum Refining Company, Limited (NPRC). In Europe, higher refining margins were offset partially by lower marketing margins, particularly in the U.K., reflecting excess supply and a highly competitive market.
        The earnings decline, before special items, for the first half of 1996 reflected lower Caltex earnings in Japan and Korea, offset partially by higher refining margins in Bahrain and Singapore. The benefits of higher refining margins in Europe were somewhat offset by lower marketing margins.
        Total second quarter results for 1996 included a special gain of $224 million relating to the sale by Caltex of its interest in NPRC less the tax on the portion of the sale proceeds distributed to the shareholders. Results in 1995 included first quarter net special gains of $80 million, primarily relating to the sale of land by a Caltex affiliate in Japan.

CORPORATE/NONOPERATING RESULTS

                                      Second Quarter              First Half
                                      --------------          ------------------
(Millions):                          1996       1995          1996         1995
- --------------------------------------------------------------------------------
Total corporate/nonoperating       $ (108)    $ (105)      $  (217)     $  (195)
- --------------------------------------------------------------------------------


        Corporate and nonoperating results for 1995 included first quarter gains of $25 million, principally from sales of equity securities held for investment by the insurance operations.

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
                                     - 6 -

CAPITAL AND EXPLORATORY EXPENDITURES

        Capital and exploratory expenditures, including equity in such expenditures of affiliates, were $1,437 million for the first half of 1996, as compared to $1,272 million for the same period of 1995. Expenditures for the second quarter of 1996 amounted to $796 million versus $759 million for the second quarter of 1995.
        Increased U.S. exploration and production expenditures in the first half of 1996 reflected the continued focus on key upstream opportunities especially in the Gulf of Mexico, in both the immediate offshore and deepwater areas. The investment increase resulted from higher levels of rank wildcat drilling, continued revitalization of existing fields and an aggressive lease acquisition program. Texaco's first subsea development, the Shasta Prospect, began producing natural gas in the first quarter. In the deepwater areas, recent appraisal wells have confirmed the commerciality of the 1995 Petronius discovery and production testing at the Gemini Prospect confirmed that the reservoirs are capable of producing at commercial rates. Significant deepwater acreage acquired at the recent federal lease sale provides Texaco with the third-largest inventory of deepwater Gulf of Mexico acreage holdings in the industry. Also, planning has begun to construct a major natural gas gathering and transmission pipeline and processing complex to be located onshore and offshore South Louisiana.
        Internationally, upstream investment for the first half of 1996 exceeded the aggressive activity level of 1995. Increased expenditures focused on Latin America, West Africa, the Partitioned Neutral Zone and Denmark while development work continued on the Captain Field in the U.K. North Sea and in Indonesia.
        Expenditures in downstream operations decreased due to the completion of refinery upgrades in the U.S. and Panama, and the completion of refining construction projects in Thailand and Singapore by Caltex, which were offset partially by selected marketing investments, particularly in Latin American growth markets.
                                      -xxx-

NOTE TO EDITORS:  Tables for the second quarter and first half are attached.
CONTACTS:    Jim Swords            (914) 253-4156
             Cynthia Michener      (914) 253-4743
             Yorick Fonseca        (914) 253-7034
             Rachel Speltz         (914) 253-4175

     Additional Texaco information is available on the World Wide Web at: http://www.texaco.com

                                     - 7 -

                                          Second Quarter           First Half
                                        ------------------     -----------------
                                        1996       1995(a)     1996     1995 (a)
                                        ----       ----        ----     ----

FUNCTIONAL NET INCOME ($000,000)
- --------------------------------
Operating Earnings (Losses)
 Petroleum and natural
  gas Exploration and
   production
        United States                $   243    $   177    $   510    $   433(b)
        International                    103         83        233        166
                                     -------    -------    -------    -------
          Total                          346        260        743        599
                                     -------    -------    -------    -------

  Manufacturing, marketing and
    distribution
        United States                    144         30        148         11
        International                    304(b)      79        396(b)     263(b)
                                     -------    -------    -------    -------
          Total                          448        109        544        274
                                     -------    -------    -------    -------

          Total petroleum
            and natural gas              794        369      1,287        873

 Nonpetroleum                              3          7          5         11
                                     -------    -------    -------    -------
        Total operating
          earnings                       797        376      1,292        884
Corporate/Nonoperating                  (108)      (105)      (217)      (195)
                                     -------    -------    -------    -------

Net income before
  accounting change (c)                  689        271      1,075        689

Cumulative effect of
  adoption of SFAS 121                    --         --         --       (121)
                                     -------    -------    -------    -------

        Total net income             $   689    $   271    $ 1,075    $   568
                                     =======    =======    =======    =======

EARNINGS (LOSS) PER COMMON SHARE (dollars)
- ------------------------------------------
Net income before
  cumulative effect of
   accounting change                 $  2.59    $   .99    $  4.01    $  2.54
Cumulative effect of
  accounting chang                        --         --         --       (.47)
                                     -------    -------    -------    -------
        Total net income             $  2.59    $   .99    $  4.01    $  2.07
                                     =======    =======    =======    =======

Average number of common
 shares outstanding for
  computation of earnings
   per share (000,000)                 260.8      259.9      260.7      259.7

(a) Results for 1995 have been reclassified and restated for the adoption of SFAS 121.
(b)  Includes special items as detailed in news release.
(c)  Includes provision for income taxes
       ($000,000)                    $   342    $  176     $   620    $   392


                                     - 8 -

                                             Second Quarter         First Half
                                             --------------        -------------
                                             1996      1995        1996    1995
                                             ----      ----        ----    ----
OTHER FINANCIAL
  DATA ($000,000)
Revenues                                  $11,261   $ 9,259     $21,532 $18,326

Total assets as
  of June 30                                                 (d)$25,100  $25,167

Stockholders' equity
  as of June 30                                              (d)$10,026  $10,048

Total debt as of June 30                                     (d)$ 5,500  $ 6,192

Capital and exploratory
 expenditures (includes
  equity in affiliates)
   Exploration and production
        United States                     $   355   $   215   $   621   $   387
        International                         243       295       450       438
                                          -------   -------   -------   -------
               Total                          598       510     1,071       825
                                          -------   -------   -------   -------

 Manufacturing, marketing
  and distribution
        United States                          79        93       156       167
        International                         114       149       201       268
                                          -------   -------   -------   -------
               Total                          193       242       357       435
                                          -------   -------   -------   -------

  Other                                         5         7         9        12
                                          -------   -------   -------   -------
               Total                      $   796   $   759   $ 1,437   $ 1,272
                                          =======   =======   =======   =======

Texaco Inc. and subsidiary
  companies Exploratory expenses
    included above:
        United States                     $    44   $    15   $    67   $    33
        International                          46        44        92        81
                                          -------   -------   -------   -------
               Total                      $    90   $    59   $   159   $   114
                                          =======   =======   =======   =======

Dividends paid to common
  stockholders                            $   208   $   208   $   416   $   416

Dividends per common
  share (dollars)                         $   .80   $   .80   $  1.60   $  1.60

Dividend requirements
  for preferred stockholders              $    14   $    15   $    29   $    31


d)      Preliminary.


                                     - 9 -

                                            Second Quarter         First Half
                                            --------------       ---------------
                                           1996       1995       1996       1995
                                           ----       ----       ----       ----

OPERATING DATA -
 INCLUDING INTERESTS
  IN AFFILIATES
   Net production of
    crude oil and natural
     gas liquids (000 BPD)
        United States                       391        382        387        385
        Other Western Hemisphere             11         17         11         17
        Europe                              110         98        115        116
        Other Eastern Hemisphere            268        236        263        237
                                          -----      -----      -----      -----
               Total                        780        733        776        755

   Net production of
    natural gas -
     available for
      sale (000 MCFPD)
        United States                     1,685      1,604      1,666      1,632
        Europe                              180        200        192        229
        Other International                 177        174        173        174
                                          -----      -----      -----      -----
               Total                      2,042      1,978      2,031      2,035

   Natural gas sales
    (000 MCFPD)
        United States                     3,007      3,166      3,120      3,221
        Europe                              255        240        276        267
        Other International                 187        183        183        184
                                          -----      -----      -----      -----
               Total                      3,449      3,589      3,579      3,672

   Natural gas liquids sales
    (including purchased LPGs)
     (000 BPD)
        United States                       188        199        216        218
        International                        95         61        106         75
                                          -----      -----      -----      -----
               Total                        283        260        322        293

   Refinery input (000 BPD)
        United States                       721        686        716        685
        Other Western Hemisphere             64         41         60         32
        Europe                              340        226        337        270
        Other Eastern Hemisphere            268        409        385        437
                                          -----      -----      -----      -----
               Total                      1,393      1,362      1,498      1,424

   Refined product sales
    (000 BPD)
        United States                     1,034        904      1,027        896
        Other Western Hemisphere            381        342        379        345
        Europe                              453        424        464        436
        Other Eastern Hemisphere            627        731        712        756
                                          -----      -----      -----      -----
               Total                      2,495      2,401      2,582      2,433
